UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 9, 2025 (June 4, 2025)

SPIRIT AVIATION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35186	33-3711797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1731 Radiant Drive

Dania Beach, Florida 33004

(Address of principal executive offices, including zip code)

(954) 447-7920

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FLYY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

As previously disclosed, in July 2023, Pratt & Whitney announced that it had determined that a rare condition in the powdered metal used to manufacture certain engine parts would require accelerated inspection of the PW1100G-JM geared turbo fan ("GTF") fleet, which powers the A320neo aircraft. Pratt & Whitney notified Spirit Airlines, LLC f/k/a Spirit Airlines, Inc. ("Spirit") that nearly all GTF engines in its fleet, including potentially the engines slotted for near term future aircraft deliveries would be subject to the removal and inspection, or replacement, of the powdered metal impacted parts. As a result, Spirit has removed engines from service and grounded some of its A320neo aircraft for inspection requirements.

On June 4, 2025, Spirit entered into an agreement with International Aero Engines, LLC ("IAE"), an affiliate of Pratt & Whitney (the "Agreement") pursuant to which IAE will provide Spirit with a monthly credit through the end of 2025, subject to certain conditions, as compensation for each Spirit aircraft unavailable for operational service due to GTF engine issues. The estimated impact of the Agreement on Spirit's liquidity is currently expected to be between $150 million and $195 million, primarily determined by the number of days accumulated in 2025 (beginning January 1, 2025) on which Spirit aircraft are or were unavailable for operational service due to GTF engine issues. Pursuant to the Agreement, Spirit agreed to release IAE and its affiliates from claims related to the impacted engines that have accrued or may accrue from and including March 26, 2024 through December 31, 2025.

Cautionary Statement Regarding Forward Looking Statements

This filing contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are subject to the "safe harbor" created by those sections. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are "forward-looking statements" for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "potential," and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, Spirit's ability to continue receiving payments pursuant to the Agreement. Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, ongoing global political and economic uncertainty, the impact of the registrant's emergence from chapter 11, the registrant's ability to refinance, extend or repay its near and intermediate term debt, the registrant's substantial level of indebtedness and interest rates, the potential impact of volatile and rising fuel prices and impairments and other factors discussed in the registrant's Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC and other factors, as described in the Company's filings with the Securities and Exchange, including the detailed factors discussed under the heading "Risk Factors" in the registrant's Annual Report on Form 10-

K for the fiscal year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025. Furthermore, such forward-looking statements speak only as of the date of this Current Report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2025	SPIRIT AVIATION HOLDINGS, INC.

By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel